EXHIBIT 10.32

ROV TERM NOTE

$730,464	Houston, Texas	April 14, 2010

FOR VALUE RECEIVED, DEEP DOWN, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of WHITNEY NATIONAL BANK, a national banking association (“Lender”), on or before the ROV Term Maturity Date, the principal amount of $730,464 or so much thereof as may then be outstanding under this note, together with interest, as described below.

This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of November 11, 2008 and amended and restated through April 14, 2010 (as amended, supplemented or restated, the “Credit Agreement”), between Borrower and Lender, and is the “ROV Term Note” referred to in the Credit Agreement.  Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement.  Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note.  This note is a Loan Document and, therefore, is subject to the applicable provisions of Section 13 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

Specific reference is made to Section 3.7 of the Credit Agreement for usury savings provisions.

This note is issued in replacement of, but is not a novation or an accord and satisfaction of, that certain Term Note dated December 18, 2008, in the original principal amount of $1,150,000 executed by Borrower and payable to the order of Lender, and any accrued and unpaid interest under the Term Note remains accrued and unpaid under this note.

the rights and obligations of the parties hereto shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings.  this note, the credit agreement and the other written loan documents executed by the borrower and the lender (or by the borrower for the benefit of the lender) represent the final agreement between the borrower and the lender and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties.  there are no unwritten oral agreements between the parties.

This note must be construed — and its performance enforced — under Texas law.

[Signature appears on the following page.]

EXECUTED as of the date first written above.

BORROWER: DEEP DOWN, INC., a Nevada corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

Signature Page to ROV Term Note